Exhibit 99.1

AMERICAN MEDIA OPERATIONS, INC. REPORTS RESULTS

FOR FIRST QUARTER OF FISCAL YEAR 2009

— Revenue Decreases Slightly to $119 Million, Offset by Decline in Expenses —

New York, NY, August 14, 2008 – American Media, Inc. (AMI), the leading publisher of celebrity journalism and health and fitness magazines in the U.S., said that its subsidiary American Media Operations, Inc. (AMOI) today reported its financial results for the first quarter ended June 30, 2008.

Revenue

Revenue for the first quarter of fiscal year 2009 was $119 million, compared to $121 million in the first quarter of fiscal year 2008, representing a 2% decrease. The decrease in revenue in the first quarter of fiscal year 2009 primarily reflected the general market weakness for advertising spending due to the current U.S. economic slowdown, which led to a decline in the Company’s total advertising revenue.

Operating Income

Operating income for the first quarter of fiscal year 2009 was $26 million, or $744,000 lower than the prior year’s first quarter. The slight decrease in operating income in the first quarter ended June 30, 2008 was primarily due to the above-mentioned decrease in revenue, partially offset by cost reductions generated by the Company as it implemented its management action plans.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Bank EBITDA

EBITDA for the first quarter of fiscal year 2009 was $32 million, compared to $34 million in the first quarter of fiscal year 2008, representing a 6% decrease. Bank EBITDA for the first quarter of fiscal year 2009 was $33 million, as compared to $36 million in the first quarter of fiscal year 2008, representing an 8% decrease. The decrease in EBITDA and Bank EBITDA resulted from the reasons mentioned above.

For a reconciliation of EBITDA and Bank EBITDA to Net Income (Loss), please refer to the table below.

Cash

At June 30, 2008, the Company had cash and cash equivalents of $20 million, as well as $26 million outstanding on its revolving credit facility.

Comments By Senior Management

AMOI Chairman and Chief Executive Officer David Pecker said, “Publishers Information Bureau (PIB) shows that industry advertising pages were down 8.7% for the period January 1 through July 31, 2008. AMOI’s advertising pages were down only 3.2%, which was the smallest decline of any publisher with more than 3,000 advertising pages.”

“In addition, the Audit Bureau of Circulations (ABC) reported that industry sales at the newsstand declined 6.3% in the first six months of calendar 2008, as compared to the same period last year. Despite this, AMOI’s circulation revenue increased by 2% in our fiscal 2009 first quarter,” continued Mr. Pecker. “When our total results are considered in light of what is occurring in the industry, our Company’s unique balance between advertising and circulation revenue stands out as one of its greatest strengths.”

AMOI Executive Vice President and Chief Financial Officer Dean Durbin said, “We will continue to operate our business in a disciplined fashion in fiscal 2009, targeting the opportunities outlined in our management action plan, and project $21 million of cost savings related to SG&A, staff and production, as well as revenue enhancements of $5 million.”

About American Media, Inc.

American Media, Inc. is the leading publisher of celebrity journalism and health and fitness magazines in the U.S. These include Star, Shape, Men’s Fitness, Fit Pregnancy, Natural Health, and National Enquirer. In addition to print properties, AMI owns Distribution Services, Inc., the country’s #1 in-store magazine merchandising company.

This press release contains “forward-looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company’s estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events, are generally forward-looking statements.

The Company’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform to the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward-looking statements are the risk that the Company may not be able to refinance its debt; the Company may not be able to successfully develop its magazine operations so that they continue to generate sufficient cash flow to enable the Company to meet its obligations under its senior credit facility and bond indentures, including the financial covenants under its senior credit facility; the Company’s ability to comply with covenant requirements in its agreements with its lenders and in its indentures; the Company’s ability to implement and maintain an effective system of internal controls over financial reporting; actions of rating agencies; industry and general economic conditions; the Company’s ability to realize its expected benefits from cost savings and revenue enhancement initiatives; and the risks and uncertainties contained in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

Contact:	Todd Fogarty Kekst and Company 212-521-4854

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between net income (loss) as determined under GAAP, EBITDA, and Bank EBITDA.

AMERICAN MEDIA OPERATIONS, INC.

	Three Months Ended
	June 30,	June 30,
	2007	2008
(Dollars in Millions)
Net (loss) income	$(0.1)	$0.4

Add:
Interest expense	24.7	23.5
Benefit for income taxes	(0.5)	(0.3)
Depreciation and amortization	3.3	2.7
Amortization of deferred debt costs	2.7	2.7
Amortization of deferred rack costs	3.5	3.0

EBITDA	$33.6	$32.0

Add:
Investment in launches and re-launches	0.1	(0.5)
Restructuring costs and severance	0.2	0.3
Professional fees	2.0	0.5
Management fees	0.5	0.5
Other	—	0.6

Bank EBITDA	$36.4	$33.4

Note:

EBITDA represents the sum of net income or loss, interest expense, income taxes, depreciation of property and equipment, amortization of intangible assets, deferred debt costs and deferred rack costs, senior subordinated notes issued and provision for impairment of intangible assets and goodwill. Bank EBITDA is used in calculating covenant compliance under the Company’s credit agreement. Bank EBITDA is defined as EBITDA excluding certain allowable charges. EBITDA and Bank EBITDA are not measures of financial performance in accordance with GAAP. You should not consider them as alternatives to net loss as a measure of operating performance. Our calculation of EBITDA and Bank EBITDA may be different from the calculations used by other companies and therefore comparability may be limited. We present EBITDA to provide additional information regarding our performance and because it is a measure by which we gauge our profitability. In addition, information concerning Bank EBITDA is being presented because it reflects important components included in the financial covenants of the Company’s credit agreement.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2008	June 30, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$64,166	$19,576
Trade receivables, net	57,074	53,647
Inventories	28,629	29,744
Prepaid expenses and other current assets	14,229	15,041

Total current assets	164,098	118,008

NON-CURRENT ASSETS:
Property and equipment, net	5,097	4,992
Deferred debt costs, net	14,050	11,304
Deferred rack costs, net	7,749	9,064
Other long-term assets	2,750	2,700
Goodwill	359,663	359,663
Other identified intangibles, net	387,752	385,875

TOTAL ASSETS	$941,159	$891,606

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Term loan	$12,629	$4,500
Senior subordinated notes, net	—	413,393
Accounts payable	42,511	40,022
Accrued expenses and other liabilities	65,210	66,913
Accrued interest	24,247	16,540
Deferred revenues	41,666	43,656

Total current liabilities	186,263	585,024

NON-CURRENT LIABILITIES:
Term loan and revolving credit facility	497,371	462,246
Senior subordinated notes, net	567,681	154,662
Deferred income taxes	88,926	88,359

Total liabilities	1,340,241	1,290,291

STOCKHOLDER’S DEFICIT:
Total stockholder’s deficit	(399,082)	(398,685)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$941,159	$891,606

Consolidated Statements of Income (Loss)

(in thousands)

	Fiscal Quarters Ended
	June 30,	June 30,
	2007	2008
OPERATING REVENUES:
Circulation	$66,357	$67,709
Advertising	46,503	42,245
Other	8,272	8,868

Total operating revenues	121,132	118,822

OPERATING EXPENSES:
Editorial	12,639	12,697
Production	35,346	33,271
Distribution, circulation and other cost of sales	20,638	20,970
Selling, general and administrative	22,929	23,620
Depreciation and amortization	3,284	2,712

Total operating expenses	94,836	93,270

OPERATING INCOME	26,296	25,552

OTHER INCOME (EXPENSE):
Interest expense	(24,691)	(23,493)
Amortization of deferred debt costs	(2,686)	(2,746)
Other income, net	634	306

Total other expense	(26,743)	(25,933)

LOSS BEFORE BENEFIT FOR INCOME TAXES AND (LOSS) INCOME FROM DISCONTINUED OPERATIONS	(447)	(381)

BENEFIT FOR INCOME TAXES	(508)	(269)

INCOME (LOSS) FROM CONTINUING OPERATIONS	61	(112)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	(184)	500

NET (LOSS) INCOME	$(123)	$388

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Quarters Ended
	June 30, 2007	June 30, 2008
Cash Flows from Operating Activities:
Net cash used in operating activities	$(20,791)	$(690)

Cash Flows from Investing Activities:
Purchases of property and equipment	(468)	(730)
Proceeds from sale of assets	385	5
Proceeds from sale of discontinued operations	—	500
Investment in Mr. Olympia, LLC	(300)	(300)

Net cash used in investing activities	(383)	(525)

Cash Flows from Financing Activities:
Term loan and revolving credit facility principal repayments	—	(43,254)
Payment of deferred debt costs	(942)	(128)

Net cash used in financing activities	(942)	(43,382)

Effect of exchange rate changes on cash	(4)	7

Net Decrease in Cash and Cash Equivalents	(22,120)	(44,590)
Cash and Cash Equivalents, Beginning of Period	60,414	64,166

Cash and Cash Equivalents, End of Period	$38,294	$19,576

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